UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO RULE 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2025

NXP Semiconductors N.V.

(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

High Tech Campus 60 Eindhoven The Netherlands	5656 AG
(Address of principal executive offices)	(Zip Code)

+31 40 2729999

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 12, 2025, NXP B.V., NXP Funding LLC, NXP USA, Inc. (the “Issuers”) and NXP Semiconductors N.V. (the “Company”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Issuers, the Company and Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), related to the public offering of $500,000,000 aggregate principal amount of 4.300% Senior Notes due 2028 (the “2028 Notes”), $300,000,000 aggregate principal amount of 4.850% Senior Notes due 2032 (the “2032 Notes”) and $700,000,000 aggregate principal amount of 5.250% Senior Notes due 2035 (the “2035 Notes” and, collectively with the 2028 Notes and the 2032 Notes, the “Notes”). The Notes will be senior unsecured obligations of the Issuers and will be guaranteed by the Company on a senior unsecured basis. The offer and sale of the Notes are expected to be completed on August 19, 2025, subject to customary closing conditions. Under the terms of the Underwriting Agreement, the Company and the Issuers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations, warranties and covenants. The Notes were offered and sold pursuant to the Issuers’ and the Company’s automatic shelf registration statement on Form S-3ASR (Registration No. 333-289512), which was filed with the Securities and Exchange Commission and became effective on August 12, 2025.

The Company and the Issuers intend to use the net proceeds from the offering of the Notes to redeem the $500 million aggregate principal amount of outstanding dollar-denominated 5.350% senior unsecured notes due 2026 and the $750 million aggregate principal amount of outstanding dollar-denominated 3.875% senior unsecured notes due 2026, in accordance with the terms of the applicable indenture governing such notes, including all premiums, accrued interest and costs and expenses related to such redemptions. Pending such application, such proceeds and the excess net proceeds from the Notes will be temporarily held as cash and other short-term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment.

The foregoing description of the Underwriting Agreement does not purport to be a complete summary of the parties’ rights and obligations under the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement. The Underwriting Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are attached with this current report on Form 8-K:

(d) Exhibits.

1.1	Underwriting Agreement, dated as of August 12, 2025, among the Issuers, the Company and Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and UBS Securities LLC, as representatives of the underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

By:	/s/ Timonthy Shelhamer
Name:	Timothy Shelhamer
Title:	Senior Vice President and Chief Corporate Counsel

Date: August 18, 2025